Exhibit 3.2

CERTIFICATE OF DESIGNATION OF

SERIES A PREFERRED STOCK
(Par Value $0.01)

OF

ACCURIDE CORPORATION

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

Accuride Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) in accordance with the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Corporation (the “Bylaws”), the Board on February 3, 2009 adopted the following resolution creating a series of one (1) share of Preferred Stock, par value $0.01 per share, of the Corporation designated as Series A Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board by Article IV of the Certificate of Incorporation and out of the Preferred Stock, par value $0.01 per share, authorized therein, the Board hereby authorizes, designates and creates a series of Preferred Stock, and states that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof be, and hereby are, as follows:

Section 1.              Number of Shares and Designation.

The designation of the series of Preferred Stock created by this resolution shall be “Series A Preferred Stock” (the “Series”), and the number of shares constituting this Series shall be one (the “Series A Share”).  The Series A Share shall have a liquidation preference of $100 (the “Liquidation Preference”), as described herein.  The number of authorized shares of this Series shall not be increased or reduced without the affirmative vote, given in person or by proxy, of the Series, voting as a separate class to the exclusion of all other series or classes of the Corporation’s capital stock or other Equity Securities (as defined in Section 9).

Section 2.              Dividends.

No dividends shall be payable in respect of the Series A Share.

Section 3.              Redemption.

(1)           The Series A Share shall not be redeemable by the Corporation; except that, the Series A Share may be redeemed, at the option of the Corporation, out of funds legally available therefor, for an amount equal to the Liquidation Preference if, at any time, the Investor and/or its Affiliates (as defined in Section 9) collectively do not own, in aggregate, at least ten percent (10%) of the outstanding voting power of the Common Stock (taking into account for this purpose any shares of the Common Stock issuable upon the exercise of any warrants or other options or rights held by the Investor and/or its Affiliates, but excluding, for avoidance of doubt, any other warrants, options or similar rights held by any other Persons).

(2)           Notice of redemption of the Series A Preferred Stock shall be sent by or on behalf of the Corporation, by first class mail, postage prepaid, to the holder of the Series A Share at its address as it shall appear on the records of the Corporation, (i) notifying the holder Series A Share of the redemption of the Series A Share and (ii) stating the place at which the certificate evidencing the Series A Share shall be surrendered. The Corporation shall act as the transfer agent for the Series.

(3)           From and after the notice of redemption having been duly given, and the redemption price having been paid or irrevocably set aside for payment, the Series A Share shall no longer be, or be deemed to be, outstanding for any purpose, and all rights, preference and powers (including voting rights and powers) of the Series A Share shall automatically cease and terminate, except the right of the holder of the Series A Share, upon surrender of the certificate for the Series A Share, to receive the redemption price.

Section 4.              Voting Rights of the Series A Share.

In addition to the special voting rights provided to the Series A Share by law, the Series A Share shall have the following voting rights and powers:

(1)           Voting On Removal For Cause of Director Elected By the Series A Share.  If the matter being voted upon is the removal, for cause, of any director elected by the Series A Share pursuant to Section 4(2) below, then the Series A Share shall be entitled to a number of votes on such matter equal to fifty-one percent (51%) of the number of votes of the Corporation’s outstanding Common Stock and any shares of capital stock of the Corporation entitled to vote on the matter, including the Series A Share, at the record date for the determination of the stockholders entitled to vote on such matters.

(2)           Voting for the Election of the Series A Directors.  The Series A Share, voting as a separate class at each annual meeting, shall be entitled to nominate and elect five (5) directors to the Board of Directors (each director elected by the Series A Share, a “Series A Director”, and collectively, the “Series A Directors”).  The Series A Share shall also have the right to remove without cause at anytime any Series A Director from office voting as a separate class.

(3)           Approval Rights.  The affirmative vote of the Series A Share, voting separately as a class, given in person or by proxy, shall be necessary for authorizing, approving, effecting or validating:

(A)          the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or Bylaws or any document amendatory or supplemental thereto (including this Certificate of Designation), whether by merger, consolidation or otherwise, that would adversely affect or cause to be terminated (whether by the exchange or conversion of the Series A Share for either cash or a share or shares, or other securities or interests, in another corporation, or other Person, having the same or different rights than the Series A Share) the powers, designations, preferences and relative, participating or other rights of the Series, other than a merger to effect a bona fide transaction pursuant to which a 25% or greater interest in the Corporation (assuming exercise of all outstanding Dilutive Rights, including the Warrant) is obtained by a Person that is not an Affiliate of the Corporation; or

(B)           any amendment to the Bylaws that would increase the number of directors on the Board.

(4)           Nomination of Series A Directors and the Independent Director.  If the Board is to vote to fill any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal or other cause of any of the Series A Directors or the Independent Director (as defined in Section 9), then the Series A Share shall have the sole right to nominate candidates for consideration by the Board to fill such vacancies.

(5)           General Voting Rights.  On all other matters, the Series A Share shall be entitled to vote upon all matters upon which holders of any class or classes of Common Stock have the right to vote, and shall be entitled to a number of votes equal to the number of shares issuable upon full exercise of the Warrant at such time; provided that in no event shall such number exceed twenty-five percent (25%) of the total number of votes entitled to be cast on the matter by all Persons entitled to cast votes on the matter.

Section 5.              Special Voting Rights of the Series A Directors.

(1)           In addition to the applicable requirements of Article VI of the Certificate of Incorporation, if any, the vote of a majority of the Series A Directors then in office shall be required for the Board to fill any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal or other cause of any of the Series A Directors or the Independent Director.  Any director elected pursuant to this Section 5(1) to replace a Series A Director or the Independent Director shall, respectively, be considered a Series A Director or the Independent Director for all purposes.  Any director elected to replace the Independent Director pursuant to this Section 5(1) shall meet the standards for independence set forth in the New York Stock Exchange Listed Company Manual Section 303A.00, including with respect to the holder of the Series A Share and any of its Affiliates.

(2)           In addition to the applicable requirements of Article VI of the Certificate of Incorporation, if any, the vote of a majority of the Common Directors then in office shall be required for the Board to fill any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal or other cause of any director who is a Common Director, or to nominate any candidate to be considered for any such vacancy, or otherwise for the Board to nominate any person for election as a Common Director at an annual or special meeting of stockholders.  Any director elected pursuant to this Section 5(2) to replace a Common Director shall be considered a Common Director for all purposes.

(3)           On all matters (including, but not limited to, amending the Bylaws of the Corporation), (A) the Series A Directors and the Independent Director shall collectively have 50% of the voting power (including for purposes of determining the existence of a quorum) in such vote; provided, that at any time that the Independent Director is a member of the Board, 5/6 of such 50% voting power shall be allocated proportionately among the Series A Directors on the Board at that time and 1/6 of such 50% voting power shall be allocated to the Independent Director, and (B) the Common Directors shall collectively have 50% of the voting power (including for purposes of determining the existence of a quorum) in such vote, and such 50% voting power shall be allocated proportionately among the Common Directors on the Board at that time.  For the avoidance of doubt, in any vote pursuant to this Section 5(3), it is the intent of the parties that, under no circumstances, shall (1) the Series A Directors and the Independent Director, collectively, have more than 50% of the total voting power or (3) the Common Directors have more than 50% of the total voting power.  For purposes of calculating the voting power of directors under this Section 5(3), each Common Director shall be entitled to cast one vote and the voting power of the Series A Directors and the Independent Directors shall be adjusted accordingly.

Section 6.              Liquidation Rights.

(1)           Upon the dissolution, liquidation or winding up of the Corporation, the Series A Share shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock of the Corporation or on any other class of stock ranking junior to the Preferred Stock upon liquidation, the amount of $100, and no more.

(2)           Neither the sale of all or substantially all of the assets or capital stock of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

(3)           After the payment to the Series A Share of the full preferential amount provided for in this Section 6, the Series A Share shall have no right or claim to any of the remaining assets of the Corporation.

Section 7.              Ranking.

Except as otherwise provided herein, for purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank prior to the Series A Share upon liquidation, dissolution or winding up.

Section 8.              Retirement.

If the Series A Share is purchased or otherwise acquired by the Corporation in any manner whatsoever, then such share shall be retired and the certificate representing such share shall be promptly cancelled.  Upon the retirement or cancellation of the Series A Share, such share shall not for any reason be reissued as shares of the Series.

Section 9.              Definitions.

Capitalized terms not otherwise defined in this Certificate of Designation shall have the following meanings:

“Affiliates” of any particular Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such Person.  For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” shall have the meaning set forth in the Preamble.

“Bylaws” shall have the meaning set forth in the Preamble.

“Certificate of Incorporation” shall have the meaning set forth in the Preamble.

“Common Directors” means the directors of the Board who are neither Series A Directors nor the Independent Director.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share.

“Corporation” shall have the meaning set forth in the Preamble.

“Dilutive Rights” means options, warrants or other rights to subscribe for or purchase Common Stock of the Company, to the extent the exercise price for the foregoing on the applicable date is equal to or less than the market price of the Company’s Common Stock.

“Equity Securities” shall mean (a) any capital stock of the Corporation (including, without limitation, Common Stock), (b) any warrants, options, or other rights to subscribe for or to acquire, directly or indirectly, capital stock of the Corporation, whether or not then exercisable or convertible, (c) any stock, notes, or other securities which are convertible into or exchangeable for, directly or indirectly, capital stock of the Corporation, whether or not then convertible or exchangeable, (d) any capital stock of the Corporation issued or issuable upon the exercise, conversion, or exchange of any of the securities referred to in clauses (a) through (c) above, and (e) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (a) through (d) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation, or other reorganization.

 “Hereof,” etc.  The terms “hereof,” “herein” and “hereunder” and terms of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement.  Section references contained in this Agreement are references to “Sections” in or to this Agreement, unless otherwise specified.

“Independent Director” shall have the meaning set forth in the Last Out Debt Agreement.

“Investor” shall mean Sun Accuride Debt Investments, LLC, a Delaware limited liability company.

“Last Out Debt Agreement” shall mean the Last Out Debt Agreement, dated as of February 3, 2009, by and between the Company and the Investor.

“Liquidation Preference” shall have the meaning set forth in Section 1.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

“Preferred Stock” means the Corporation’s preferred stock, par value $0.01 per share.

“Series” shall have the meaning set forth in Section 1.

“Series A Directors” shall have the meaning set forth in Section 4(2).

“Series A Share” shall have the meaning set forth in Section 1.

“Warrant” shall mean the Stock Purchase Warrant of the Corporation  issued in connection with the Last Out Debt Agreement.

Section 10.            Descriptive Headings and Governing Law.

The descriptive headings of the several Sections and paragraphs of this Certificate of Designation are inserted for convenience only and do not constitute a part of this

Certificate of Designation.  The General Corporation Law of the State of Delaware shall govern all issues concerning this Certificate of Designation.

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IN WITNESS WHEREOF, Accuride Corporation has caused this Certificate of Designation to be signed and duly authorized as of the date first above written.

ACCURIDE CORPORATION

By:	/s/ William M. Lasky
Name:	William M. Lasky
Title:	President and Chief Executive Officer

Signature Page to the Certificate of Designation of the Series A Preferred Stock of Accuride Corporation